Exhibit 99.1

International Game Technology Prices $725 Million of Its 3.25% Convertible Notes Due 2014

RENO, Nev., May 6 /PRNewswire/ — International Game Technology (NYSE: IGT) today announced its pricing of $725 million principal amount of its 3.25% Convertible Notes due 2014 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  IGT has also granted the initial purchasers an option to purchase up to an additional $125 million aggregate principal amount of Notes within 13 days from the first issue date of the Notes solely to cover over-allotments.  Due to strong investor demand, IGT increased the size of the Notes offering from $500 million to $725 million (and the size of the initial purchasers’ option to purchase additional Notes from $75 million to $125 million).

The Notes will be general unsecured senior obligations of IGT and will pay cash interest semiannually at a rate of 3.25% per annum.  Upon the occurrence of certain specified circumstances, the Notes will be convertible at the option of the holders into cash up to the principal amount thereof, and, if applicable, shares of IGT common stock in excess of the principal amount.  The initial conversion rate of the Notes is 50.0808 shares of IGT common stock per $1,000 principal amount of Notes, corresponding to a conversion price per share of approximately $19.97 (which represents a 32.5% conversion premium to the last reported price per share on May 5, 2009 for shares of IGT common stock on the New York Stock Exchange).  If the conversion value of the Notes exceeds their principal amount at the time of conversion, IGT will also deliver common stock for the conversion value in excess of the principal amount.  The Notes will not be redeemable at the option of IGT before the maturity date, except in certain circumstances relating to applicable gaming authority regulations.  Holders of the Notes will have the option to require IGT to repurchase their Notes at 100% of their principal, plus any accrued interest, subject to certain conditions, upon the occurrence of certain events constituting a “Fundamental Change.”

IGT, in order potentially to reduce the dilution from conversion of the Notes, will use a portion of the net proceeds of the offering to pay the net cost of the convertible note hedge and warrant transactions described below (which amount represents the cost of the convertible note hedge transactions, partially offset by the proceeds of the warrant transactions).  In connection with the offering of Notes, IGT entered into hedging transactions on its common stock (the “convertible note hedges”) with hedge counterparties, including certain of the initial purchasers and their affiliates.  The convertible note hedges will have a strike price equal to the initial conversion price of the Notes.  IGT also entered into separate warrant transactions with the hedge counterparties (the “warrant transactions”), which will result in additional proceeds to IGT.  The warrants have a strike price of $30.14, which represents a 100% premium to the last reported price per share on May 5, 2009 for shares of IGT common stock on the New York Stock Exchange.  The convertible note hedges are expected to reduce the potential dilution with respect to IGT common stock upon conversion of the Notes in the event that the market value per share of the common stock, as measured under the convertible note hedges, at the time of exercise is greater than the strike price of the convertible note hedges, which corresponds to the initial conversion price of the Notes and is subject to customary anti-dilution adjustments.  If, however, the volume-weighted price per share of IGT common stock exceeds the strike price of the sold warrants when they expire, there would be additional dilution from the issuance of common stock pursuant to the warrant transactions.  In addition, if the initial purchasers exercise their option to purchase additional Notes, the number of shares of common stock underlying the convertible note hedges and warrant transactions will automatically increase on a pro rata basis, and IGT will use a portion of the net proceeds from the sale of the additional Notes to pay the net cost of such automatic increase.  Holders of the Notes will not have any rights with respect to any of the convertible note hedges or warrant transactions entered into by IGT.

IGT intends to use the remaining proceeds from the offering to pay down outstanding revolving indebtedness under its senior credit facility.

In connection with the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates may enter into various derivative transactions with respect to IGT’s common stock concurrently with or shortly after the pricing of the Notes.  These transactions could have the effect of increasing or preventing a decline in the price of IGT’s common stock concurrently with or following the pricing of the Notes.  In addition, the hedge counterparties or their affiliates may from time to time, after the pricing of the Notes, modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to IGT’s common stock or by purchasing or selling IGT’s common stock in secondary market transactions during the term of the Notes (and are likely to do so during any applicable conversion reference period related to conversion of the Notes).  These activities could have the effect of decreasing the price of IGT’s common stock and could adversely affect the price of the Notes during any such applicable conversion reference period.

This notice does not constitute an offer to sell, or the solicitation of an offer to buy, securities.  Any offers of the securities will be made only by means of a private offering circular.  The Notes and the shares of common stock of IGT issuable upon conversion of the Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About International Game Technology

International Game Technology is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products.

Certain statements in this press release, including statements concerning the proposed terms of the Notes, the size of the Notes offering, the potential effects of the convertible note hedges and warrant transactions, and the expected use of the proceeds of the sale of the Notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar expressions. The forward-looking statements contained herein reflect our current views with respect to future events and are based on our currently available data and on current business plans. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as changes in interest rates, political instability, or currency exchange rate fluctuations; and regulatory factors such as unfavorable changes in governmental regulations. Additional information regarding these and other factors may be contained in IGT’s SEC filings, including without limitation, the Company’s Form 10-K for its fiscal year ended September 30, 2008, and its Form 10-Q for the fiscal quarter ended December 31, 2008.  IGT’s filings are available from the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

SOURCE International Game Technology

CONTACT: Craig Billings, Vice President Corporate Finance/Investor Relations, of International Game Technology

1-866-296-4232